Exhibit (d)(1)

                                PMC-SIERRA, INC.

                            1994 INCENTIVE STOCK PLAN

                      (as amended through January 25, 2002)


1.       Purposes of the Plan.  The purposes of this Stock Plan are:

o to attract and retain the best available personnel for positions of substantial responsibility,

o        to provide additional incentive to Employees and Consultants, and

o        to promote the success of the Company's business.

         Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant. Stock Purchase Rights may also be granted under the Plan. The Plan also provides for automatic grants of Nonstatutory Stock Options to Outside Directors.


2.       Definitions.  As used herein, the following definitions shall apply:

         (a) "Administrator" means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

         (b) "Applicable Laws" means the legal requirements relating to the administration of stock option plans under state corporate and securities laws and the Code.

         (c) "Board" means the Board of Directors of the Company.

         (d) "Code" means the Internal Revenue Code of 1986, as amended.

         (e) "Committee" means a Committee appointed by the Board in accordance with Section 4 of the Plan.

         (f) "Common Stock" means the Common Stock of the Company.

         (g) "Company" means PMC-Sierra, Inc., a Delaware corporation.

         (h)  "Consultant"  means  any  person,   including  an  advisor,  Sales
Representative or Distributor engaged by the Company or a Parent or Subsidiary to render services and who is compensated for such services, provided that the term "Consultant" shall not include Directors who are paid only a director's fee by the Company or who are not compensated by the Company for their services as Directors.
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         (i) "Continuous Status as an Employee,  Consultant or Outside Director"
means that the employment, consulting or director relationship with the Company or any Parent or Subsidiary is not interrupted or terminated. Continuous Status as an Employee, Consultant or Outside Director shall not be considered interrupted in the case of: (i) any leave of absence approved by the Company, including sick leave, military leave, or any other personal leave; provided, however, that for purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon the expiration of such leave is
guaranteed  by  contract   (including  certain  Company  policies)  or  statute;
provided, further, that on the ninety-first (91st) day of any such leave (where reemployment is not guaranteed by contract or statute) the Optionee's Incentive Stock Option shall cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option; or (ii) transfers between locations of the Company or between the Company, its Parent, its Subsidiaries or its successor.

         (j) "Director" means a member of the Board or a member of the board of directors of any Parent or Subsidiary of Company.

         (k)  "Disability"  means total and  permanent  disability as defined in
Section 22(e)(3) of the Code.

         (l) "Distributor" means any person, whether an individual or an entity, serving as a distributor for the Company or any Subsidiary who (whether as an individual or an entity or through the individual fulfilling the duties of the chief executive officer of the entity) (i) has five years experience as a distributor, (ii) is experienced in representing semiconductor manufacturers and
(iii) sold at least $3,000,000 of the products it distributes during the fiscal year immediately prior to the year in which stock is being purchased under the Plan (or $3,000,000 during the current fiscal year to date).

         (m) "Employee" means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

         (n) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         (o) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

              (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, the Fair Market Value of a Share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in Common Stock) on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

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              (ii) If the Common  Stock is quoted on the NASDAQ  System (but not on the National Market System thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

              (iii) In the  absence  of an  established  market  for the  Common
Stock, the Fair Market Value shall be determined in good faith by the Administrator.

         (p) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

         (q) "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

         (r) "Notice of Grant" means a written notice evidencing certain terms and conditions of an individual Option or Stock Purchase Right grant. The Notice of Grant is part of the Option Agreement.

         (s) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

         (t) "Option" means a stock option granted pursuant to the Plan.

         (u) "Option Agreement" means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

         (v) "Option Exchange Program" means a program whereby outstanding options are surrendered in exchange for options with a lower exercise price.

         (w) "Optioned Stock" means the Common Stock subject to an Option or Stock Purchase Right.

         (x) "Optionee" means an Employee, Consultant or Outside Director who holds an outstanding Option or Stock Purchase Right.

         (y) "Outside Director" shall mean a Director who is not an Employee of the Company.

         (z) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

         (aa) "Plan" means this 1994 Incentive Stock Plan.

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         (bb) "Restricted  Stock" means shares of Common Stock acquired pursuant to a grant of Stock Purchase Rights under Section 11 below.

         (cc) "Restricted Stock Purchase Agreement" means a written agreement between the Company and the Optionee evidencing the terms and restrictions applying to stock purchased under a Stock Purchase Right. The Restricted Stock Purchase Agreement is subject to the terms and conditions of the Plan and the Notice of Grant.

         (dd) "Rule 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

         (ee) "Sales Representative" means any person, whether an individual or an entity, serving as a sales representative for the Company or any Subsidiary who (whether as an individual or an entity or through the individual fulfilling the duties of the chief executive officer of the entity) (i) has five years experience as a sales representative, (ii) is experienced in representing semiconductor manufacturers and (iii) sold at least $3,000,000 of the products of the manufacturers it represents during the fiscal year immediately prior to the year in which stock is being purchased under the Plan (or $3,000,000 during the current fiscal year to date).

         (ff) "Share" means a share of the Common Stock, as adjusted in accordance with Section 13 of the Plan.

         (gg) "Stock Purchase Right" means the right to purchase Common Stock pursuant to Section 11 of the Plan, as evidenced by a Notice of Grant.

         (hh) "Subsidiary" means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

         3. Stock Subject to the Plan. Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 47,693,773 Shares plus an annual increase to be added on January 1 of each year, beginning on January 1, 2001, equal to the lesser of (i) 5% of the outstanding shares on such date, (ii) 45,000,000 shares, or (iii) a lesser amount determined by the Board. The Shares may be authorized, but unissued, or reacquired Common Stock. However, should the Company reacquire Shares which were issued pursuant to the exercise of an Option or Stock Purchase Right, such Shares shall not become available for future grant under the Plan.

         If an Option or Stock Purchase Right expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan, whether upon exercise of an Option or Right, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Shares of Restricted Stock are repurchased by the Company at their original purchase price, and the original purchaser of such Shares did not receive any benefits of ownership of such Shares, such Shares shall become available for future grant under the Plan. For purposes of the preceding sentence, voting rights shall not be considered a benefit of Share ownership.

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4.       Administration of the Plan.

         (a) Procedure.

              (i) Multiple Administrative Bodies. The Plan may be administered by different Committees with respect to different groups of Directors, Officers and Employees.

              (ii)  Section  162(m).   To  the  extent  that  the  Administrator
determines  it  to  be  desirable  to  qualify  Options  granted   hereunder  as
"performance-based compensation" within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more "outside directors" within the meaning of Section 162(m) of the Code.

              (iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

              (iv) Other Administration. Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.


         (b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

              (i) to determine the Fair Market Value of the Common Stock, in accordance with Section 2(o) of the Plan;

              (ii) to select the Consultants and Employees to whom Options and Stock Purchase Rights may be granted hereunder;

              (iii) to determine whether and to what extent Options and Stock Purchase Rights or any combination thereof, are granted hereunder;

              (iv) to determine the number of shares of Common Stock to be covered by each Option and Stock Purchase Right granted hereunder;

              (v) to approve forms of agreement for use under the Plan;

              (vi) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or Stock Purchase Rights may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or Stock Purchase Right or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

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              (vii) to reduce the exercise price of any Option or Stock Purchase
Right to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option or Stock Purchase Right shall have declined since the date the Option or Stock Purchase Right was granted (provided, however, that the exercise price of any Option or Stock Purchase Right granted to Directors or Officers of the Company may not be so reduced);

              (viii) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

              (ix) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

              (x) to modify or amend each Option or Stock Purchase Right (subject to Section 15(c) of the Plan);

              (xi) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option or Stock Purchase Right previously granted by the Administrator;

              (xii) to institute an Option Exchange Program;

              (xiii) to determine the terms and restrictions applicable to Options and Stock Purchase Rights and any Restricted Stock; and

              (xiv) to make all other determinations deemed necessary or advisable for administering the Plan.

         (c) Effect of Administrator's Decision. The Administrator's decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Options or Stock Purchase Rights.

         5. Eligibility.

         (a) Nonstatutory Stock Options and Stock Purchase Rights may be granted to Employees and Consultants. Incentive Stock Options may be granted only to Employees. Options may also be granted to Outside Directors but only in accordance with the provisions of Section 5(b) hereof. Subject to Section 5(b) with respect to Outside Directors, if otherwise eligible, an Optionee who has been granted an Option or Stock Purchase Right may be granted additional Options or Stock Purchase Rights.

         (b) The provisions set forth in this Section 5(b) shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. All grants of Options to Outside Directors under this Plan shall be automatic and non-discretionary and shall be made strictly in accordance with the following provisions:

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              (i) No person shall have any  discretion  to select which  Outside
Directors or shall be granted Options or to determine the number of shares to be covered by Options granted to Outside Directors; provided, however, that nothing in this Plan shall be construed to prevent an Outside Director from declining to receive an Option under this Plan.

              (ii) Options shall be granted to Outside Directors of the Company as follows:

                   (1) A person who is first elected or appointed an Outside Director of the Company after June 15, 2000 shall upon such election or appointment automatically receive an Option to purchase 40,000 Shares.

                   (2) Each incumbent Outside Director of the Company shall automatically be granted an Option to purchase 10,000 shares during the term of the Plan on the date of such person's subsequent election to the Board, provided such person agrees to continue to serve as an Outside Director.

              (iii) The terms of an Option granted pursuant to this Section 5(b) shall be as follows:

                   (1) the term of the Option shall be ten (10) years;

                   (2) except as provided in Section 10 of this Plan, the Option shall be exercisable only while the Outside Director remains a director;

                   (3) the exercise price per share of Common Stock shall be 100% of the fair market value on the date of grant of the Option, as determined in accordance with Section 9 of the Plan;

                   (4) an Option granted pursuant to Section 5(b)(ii)(1) hereof shall become exercisable in installments cumulatively with respect to one-fourth (1/4) of the Optioned Stock one year after the date of grant and as to an additional one forty-eighth (1/48th) of the Optioned Stock on the last day of each calendar month thereafter; provided, however, that in no event shall any Option be exercisable prior to obtaining stockholder approval of the Plan, nor shall any part of any Option first become exercisable after the Optionee ceases service on the Board; and

                   (5) an Option granted pursuant to Section 5(b)(ii)(2) hereof shall become exercisable as to one-forty-eighth (1/48) of the Optioned Stock on the last day of each month from the date of grant; provided, however, that in no event shall any Option be exercisable prior to obtaining stockholder approval of the Plan, nor shall any part of any Option first become exercisable after the Optionee ceases service on the Board.

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         6. Limitations.

         (a) Each Option shall be designated in the Notice of Grant as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value of Shares subject to an Optionee's incentive stock options granted by the Company, any Parent or Subsidiary, which become exercisable for the first time during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time of grant.

         (b) Neither the Plan nor any Option or Stock Purchase Right shall confer upon an Optionee any right with respect to continuing the Optionee's employment or consulting relationship with the Company, nor shall they interfere in any way with the Optionee's right or the Company's right to terminate such employment or consulting relationship at any time, with or without cause.

         (c) The following limitations shall apply to grants of Options and Stock Purchase Rights to Employees:

              (i) No Employee shall be granted, in any fiscal year of the Company, Options and Stock Purchase Rights to purchase more than 3,200,000 Shares (as adjusted automatically for previous stock splits).

              (ii) The foregoing limitation shall be adjusted proportionately in connection with any change in the Company's capitalization as described in
Section 13(a).

              (iii) If an Option or Stock Purchase Right is canceled (other than in connection with a transaction described in Section 13), the canceled Option or Stock Purchase Right will be counted against the limit set forth in Section 6(c)(i). For this purpose, if the exercise price of an Option or Stock Purchase Right is reduced, the transaction will be treated as a cancellation of the Option or Stock Purchase Right and the grant of a new Option or Stock Purchase Right.

         7. Term of Plan. Subject to Section 19 of the Plan, the Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company as described in Section 19 of the Plan. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 15 of the Plan.

         8. Term of Option. The term of each Option shall be stated in the Notice of Grant; provided, however, that in the case of an Incentive Stock Option, the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Notice of Grant. Moreover, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Notice of Grant.

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         9. Option Exercise Price and Consideration.

         (a) Exercise  Price.  The per share exercise price for the Shares to be
issued   pursuant  to  exercise  of  an  Option  shall  be   determined  by  the
Administrator, subject to the following:

              (i) In the case of an Incentive Stock Option

                   (1) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

                   (2) granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

              (ii) In the case of a Nonstatutory Stock Option, the per Share exercise price shall be determined by the Administrator. In the case of a Nonstatutory Stock Option intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.


         (b) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised. In so doing, the Administrator may specify that an Option may not be exercised until the completion of a service period.

         (c) Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

              (i) cash;

              (ii) check;

              (iii) promissory note;

              (iv) other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

              (v) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price;

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              (vi) a  reduction  in the amount of any Company  liability  to the
Optionee, including any liability attributable to the Optionee's participation in any Company-sponsored deferred compensation program or arrangement;

              (vii) any  combination  of the  foregoing  methods of payment;  or

              (viii) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.


         10. Exercise of Option.

         (a) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement.

         An Option may not be exercised for a fraction of a Share.

         An Option shall be deemed exercised when the Company receives: (i) written notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 13 of the Plan.

         Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

         (b) Termination of Employment, Consulting or Outside Director Relationship. Upon termination of an Optionee's Continuous Status as an Employee, Consultant or Outside Director (but not in the event of a change of status from Employee to Consultant or Outside Director (in which case an Employee's Incentive Stock Option shall automatically convert to a Nonstatutory Stock Option on the ninety-first (91st) day following such change of status) or from Consultant or Outside Director to Employee), other than upon the Optionee's death or Disability, the Optionee may exercise his or her Option to the extent that the Optionee was entitled to exercise it at the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant). In the absence of a specified time in the Notice of Grant, the Option shall remain exercisable for 90 days following the Optionee's termination of Continuous Status as an Employee or Consultant. In the case of an Incentive Stock Option, such period of time shall not exceed ninety (90) days from the date of termination. If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

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         (c) Disability of Optionee.  In the event that an Optionee's Continuous
Status as an Employee or Consultant terminates as a result of the Optionee's Disability, the Optionee may exercise his or her Option at any time within twelve (12) months from the date of such termination, but only to the extent that the Optionee was entitled to exercise it at the date of such termination (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant). If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

         (d) Death of Optionee. In the event of the death of an Optionee, the Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that the Optionee was entitled to exercise the Option at the date of death. If, at the time of death, the Optionee was not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall immediately revert to the Plan. If, after death, the Optionee's estate or a person who acquired the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

         11. Stock Purchase Rights.

         (a) Rights to Purchase. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing, by means of a Notice of Grant, of the terms, conditions and restrictions related to the offer, including the number of Shares that the offeree shall be entitled to purchase, the price to be paid, and the time within which the offeree must accept such offer, which shall in no event exceed six (6) months from the date upon which the Administrator made the determination to grant the Stock Purchase Right. The offer shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Administrator.

         (b) Repurchase Option. Unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment with the Company for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Restricted Stock purchase agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Administrator.

         (c) Other Provisions. The Restricted Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion. In addition, the provisions of Restricted Stock Purchase Agreements need not be the same with respect to each purchaser.


         (d) Rights as a Stockholder. Once the Stock Purchase Right is exercised, the purchaser shall have the rights equivalent to those of a stockholder, and shall be a stockholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 13 of the Plan.

         12. Non-Transferability of Options and Stock Purchase Rights. An Option or Stock Purchase Right may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

         13. Adjustments Upon Changes in Capitalization, Dissolution, Merger, Asset Sale or Change of Control.

         (a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Option and Stock Purchase Right, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options or Stock Purchase Rights have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option or Stock Purchase Right and the number of shares subject to Options granted pursuant to the provisions of Section 5(b), and the number of shares that may be added annually to the shares reserved under the Plan (pursuant to Section 3(a)(i)) as well as the price per share of Common Stock covered by each such outstanding Option or Stock Purchase Right, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that (i) the number of shares subject to Options to be granted in the future pursuant to the provisions of
Section 5(b) shall not be adjusted pursuant to this Section 13(a) for stock splits or stock dividends, and (ii) conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option or Stock Purchase Right.

         (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, to the extent that an Option or Stock Purchase Right has not been previously exercised, it will terminate immediately prior to the consummation of such proposed action. The Board may, in the exercise of its sole discretion in such instances, declare that any Option or Stock Purchase Right shall terminate as of a date fixed by the Board and give each Optionee the right to exercise his or her Option or Stock Purchase Right as to all or any part of the Optioned Stock, including Shares as to which the Option or Stock Purchase Right would not otherwise be exercisable.

         (c) Merger or Asset Sale. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option and Stock Purchase Right shall be assumed or an equivalent option or right shall be substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. With respect to the assumption or substitution of Options granted to Outside Directors pursuant to Section 5(b), if following such assumption or substitution the Optionee's status as a Director or a director of the successor corporation, as applicable, is terminated other than by voluntary resignation by the Optionee, then the Optionee shall fully vest in and have the right to exercise the option as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable. The Administrator may, in lieu of such assumption or substitution, provide for the Optionee to have the right to exercise the Option or Stock Purchase Right as to all or a portion of the Optioned Stock, including Shares as to which it would not otherwise be exercisable. If the Administrator makes an Option or Stock Purchase Right exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee that the Option or Stock Purchase Right shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Option or Stock Purchase Right will terminate upon the expiration of such period. For the purposes of this paragraph, the Option or Stock Purchase Right shall be considered assumed if, following the merger or sale of assets, the option or right confers the right to purchase, for each Share of Optioned Stock subject to the Option or Stock Purchase Right immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets was not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or Stock Purchase Right, for each Share of Optioned Stock subject to the Option or Stock Purchase Right, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

         14. Date of Grant. The date of grant of an Option or Stock Purchase Right shall be, for all purposes, the date on which the Administrator makes the determination granting such Option or Stock Purchase Right, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

         15. Amendment and Termination of the Plan.

         (a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

         (b) Stockholder Approval. The Company shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

         (c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company.

16.      Conditions Upon Issuance of Shares.

         (a) Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option or Stock Purchase Right unless the exercise of such Option or Stock Purchase Right and the issuance and delivery of such Shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, Applicable Laws, and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

         (b) Investment Representations. As a condition to the exercise of an Option or Stock Purchase Right, the Company may require the person exercising such Option or Stock Purchase Right to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

         17. Liability of Company.

         (a) Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

         (b) Grants Exceeding Allotted Shares. If the Optioned Stock covered by an Option or Stock Purchase Right exceeds, as of the date of grant, the number of Shares which may be issued under the Plan without additional stockholder approval, such Option or Stock Purchase Right shall be void with respect to such excess Optioned Stock, unless stockholder approval of an amendment sufficiently increasing the number of Shares subject to the Plan is timely obtained in accordance with Section 15(b) of the Plan.

         18. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

         19. Stockholder Approval. Continuance of the Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such stockholder approval shall be obtained in the manner and to the degree required under applicable federal and state law.

                                PMC-SIERRA, INC.
                            1994 INCENTIVE STOCK PLAN

                             STOCK OPTION AGREEMENT

         Unless otherwise defined in this Option Agreement, the terms defined in the PMC-Sierra, Inc. ("Company") 1994 Incentive Stock Plan (the "Plan") shall have the same defined meanings in this Option Agreement.

I.       NOTICE OF STOCK OPTION GRANT

         Name:     <<First>><<Last>> (<<Employee>>)
         Address:  <<Address>>
                   <<City>>,<<State>><<Zip>>

         You ("Optionee") have been granted the following option ("Option") to purchase Common Stock of the Company, subject to the terms of the Plan and this Option Agreement:

         Grant Number                          <<Grant>>


         Date of Grant                         <<GrantDate>>


         Vesting Commencement Date             <<Vesting Commencement Date>>

         Exercise Price per Share              <<Price>>

         Total Number of Shares Granted        <<Shares_>>

         Total Exercise Price                  <<TotalPrice>>

         Incentive Stock Options               <<ISONQ>> *
         Non-Statutory Stock Options           <<ISONQ>>

         Term/Expiration Date:                 Ten years from date of grant

         Vesting Schedule: This option becomes exercisable as follows while the optionee is in continuous service as an Employee, Consultant or Outside Director, and may be exercised, in whole or in part, in accordance with the following schedule: [Insert vesting schedule]

         OPTIONEE:                            PMC-SIERRA, INC.

         Signature:_________________________  By:_______________________________

         Print Name:________________________  Title:____________________________

         Date Signed:_______________________  Date Signed:______________________

*
ISO tax treatment applies only to the first $100,000 of stock (calculated using the exercise price) that becomes exercisable in each calendar year. Any options exceeding the $100,000 limitation are treated as NSOs.

II.      AGREEMENT

         1. Grant of Option. The Company hereby grants to the Optionee an option (the "Option") to purchase the number of Shares set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the "Exercise Price"). Subject to Section 15(b) of the Plan, in the event of a conflict between the terms and conditions of the Plan and of this Option Agreement, the terms and conditions of the Plan shall prevail.

         If designated in the Notice of Grant as an Incentive Stock Option, this Option is intended to qualify as an Incentive Stock Option under Section 422 of the Internal Revenue Code (the "Code").

         2. Exercise of Option.

         (a) Right to Exercise. This Option is exercisable during its term in accordance with the Vesting Schedule set forth in the Notice of Grant and the applicable provisions of the Plan and this Option Agreement.

         (b) Method of Exercise. This Option is exercisable by delivery of an exercise notice in the form attached as Exhibit A (the "Exercise Notice"), stating the election to exercise the Option, the number of Shares as to which the Option is being exercised (the "Exercised Shares"), and such other representations and agreements as may be required by the Company pursuant to the Plan. The Exercise Notice shall be signed by the Optionee and shall be delivered in person or by certified mail to stock administration department. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of the fully executed Exercise Notice accompanied by the aggregate Exercise Price.

         This Option is also exercisable electronically in a manner approved by the Administrator. An Exercise Notice is not required for online transactions provided that a notice of exercise waiver is signed and returned to the stock administration department before online transactions are performed.

         No Shares shall be issued upon the exercise of this Option unless such exercise and issuance complies with all laws and the requirements of any stock exchange or quotation service upon which the Shares are then listed. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered issued on the date the Option is exercised.

         (c) Restrictions on Exercise. This Option may not be exercised if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulation, including any rule under
Part 207 of Title 12 of the Code of Federal Regulations ("Regulation G") as promulgated by the Federal Reserve Board. As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.

         3. Method of Payment. The Administrator shall determine the acceptable form of consideration for exercising an Option, including method of payment. The Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

         (a)      cash; or

         (b)      check; or

         (c) cash exercise, cashless exercise (same-day-sale), or a combination of both through a broker or an electronic manner approved by the Administrator.

         4. Non-Transferability of Option. This Option may not be transferred in any manner other than by will or by the laws of descent or distribution, and may be exercised during the lifetime of Optionee only by the Optionee. The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

         5. Term of Option. This Option may be exercised only within the Term set out in the Notice of Grant.

         6. Early Termination of Option.

         (a) Termination of Status as Employee, Consultant or Outside Director. If Optionee's Continuous Status as an Employee, Consultant or Outside Director terminates, (but not in the event of a change of status from Employee to Consultant or Outside Director (in which case an Employee's Incentive Stock Option shall automatically convert to a Nonstatutory Stock Option on the ninety-first (91st) day following such change of status) or from Consultant or Outside Director to Employee), then this Option will terminate 30 days after the date of termination to the extent Optionee has not exercised the Option before that time, but in no event later than the Expiration Date.

         (b) Termination Due to Disability. If Optionee's Continuous Status as an Employee or Consultant terminates as a result of Optionee's permanent and total disability (as defined in Internal Revenue Code Section 22(e)(3)), then Optionee may exercise the Option, up to the extent otherwise so entitled at the date of termination of Continuous Status, for up to 12 months after the date of termination of Continuous Status, but in no event later than the Expiration Date, to the extent Optionee has not exercised the Option before that time.

         (c) Termination Upon Death.


              (i) If Optionee dies while in Continuous Status as an Employee or Consultant, the Option may be exercised at any time within 12 months following the date of death (but in no event later than the Expiration Date), by Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the Optionee could exercise the Option at the date of death.

              (ii) If Optionee dies within 30 days after Optionee's Continuous Status as an Employee or Consultant terminates, then this Option shall terminate 6 months after the date of death to the extent it has not been exercised before that time by Optionee's estate, or by a person who acquired the right to exercise this Option by bequest or inheritance. In this case, the Option shall be exercisable only to the extent of the right to exercise that had accrued at the date of termination of Continuous Status as an Employee or Consultant.

         (d) No Extension of Term. In no event shall the exercisability provisions of this Section 6 be interpreted to extend the Term of the option set forth in the Notice of Grant.

         7. Tax Consultation. Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser's purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

         8. Tax Consequences. Some of the federal and state tax consequences relating to exercise of this Option are set forth below. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE.

              Exercising the Option.


              (i) Incentive Stock Option ("ISO"). If the Option qualifies as an ISO, Purchaser will have no regular federal income tax or state income tax liability upon its exercise, although the excess, if any, of the fair market value of the Exercised Shares on the date of exercise over their aggregate Exercise Price will be treated as an adjustment to the alternative minimum tax for federal tax purposes and may subject Purchaser to alternative minimum tax in the year of exercise.

              (ii) Nonqualified Stock Option ("NSO"). If the Option does not qualify as an ISO, Purchaser may incur regular federal income tax and state income tax liability upon exercise. Purchaser will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the fair market value of the Exercised Shares on the date of exercise over their aggregate Exercise Price. If Purchaser is an employee, the Company will be required to withhold from his or her compensation or collect from Optionee and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.

         9. Optionee's Representations. Optionee understands this Option is granted under and governed by the terms and conditions of the Plan and this Option Agreement, which are governed by Delaware law, constitute the entire agreement of the parties and supersede all prior agreements of the Company and Optionee with respect to the subject matter hereof. Optionee has reviewed the Plan and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of the Plan and Option Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Option Agreement.

III.     ACKNOWLEDGEMENTS

A. THE OPTIONEE ACKNOWLEDGES THAT IN ORDER TO PERFORM ITS REQUIREMENTS UNDER THE PLAN, THE COMPANY AND ITS SUBSIDIARIES MAY PROCESS SENSITIVE PERSONAL DATA ABOUT THE OPTIONEE. SUCH DATA INCLUDE, BUT ARE NOT LIMITED TO, THE INFORMATION PROVIDED ABOVE AND ANY CHANGES THERETO AND OTHER APPROPRIATE PERSONAL AND FINANCIAL DATA ABOUT OPTIONEE. OPTIONEE HEREBY GIVES EXPLICIT CONSENT TO THE COMPANY TO PROCESS ANY SUCH PERSONAL DATA AND/OR SENSITIVE PERSONAL DATA. OPTIONEE ALSO HEREBY GIVES EXPLICIT CONSENT TO THE COMPANY TO TRANSFER ANY SUCH PERSONAL DATA AND/OR SENSITIVE PERSONAL DATA OUTSIDE THE COUNTRY IN WHICH OPTIONEE IS EMPLOYED, AND TO THE UNITED STATES. THE LEGAL PERSONS FOR WHOM SUCH PERSONAL DATA ARE INTENDED ARE PMC-SIERRA, INC. AND ANY BROKER HANDLING AN OPTION EXERCISE FOR YOU. OPTIONEE HAS BEEN INFORMED OF HIS/HER RIGHT OF ACCESS AND CORRECTION TO HIS/HER PERSONAL DATA BY APPLYING TO THE PLAN ADMINISTRATOR. Optionee's Initials: ______

B. THE OPTIONEE AUTHORIZES THE COMPANY OR ITS SUBSIDIARIES TO WITHHOLD FROM HIS/HER COMPENSATION THE AMOUNT, IF NECESSARY, TO MEET ANY APPLICABLE TAX WITHHOLDING OBLIGATION. OPTIONEE AGREES THAT THE COMPANY MAY REQUIRE THE OPTIONEE TO ENTER AN ARRANGEMENT PROVIDING FOR THE PAYMENT TO THE COMPANY OF ANY TAX WITHHOLDING OBLIGATION OF THE COMPANY OR ITS SUBSIDIARIES ARISING BY REASON OF HIS/HER PARTICIPATION IN THE PLAN, OR BY THE DISPOSITION OF SHARES ACQUIRED THROUGH THE PLAN. Optionee's Initials: ______

C. OPTIONEE UNDERSTANDS THAT PMC-SIERRA, INC. HAS RESERVED THE RIGHT TO AMEND OR TERMINATE THE PLAN AT ANY TIME, AND THAT THE GRANT OF AN
         OPTION UNDER THE PLAN AT ONE TIME DOES NOT IN ANY WAY OBLIGATE PMC-SIERRA, INC. OR ITS SUBSIDIARIES TO GRANT ADDITIONAL OPTIONS IN ANY FUTURE YEAR OR IN ANY GIVEN AMOUNT. OPTIONEE ACKNOWLEDGES AND UNDERSTANDS THAT THE GRANT OF THIS OPTION AND ANY FUTURE OPTIONS GRANTED UNDER THE PLAN IS WHOLLY DISCRETIONARY IN NATURE AND IS NOT TO BE CONSIDERED PART OF ANY NORMAL OR EXPECTED COMPENSATION. Optionee's
         Initials: ______

D. OPTIONEE UNDERSTANDS THAT THE VESTING OF SHARES PURSUANT TO THE OPTION IS EARNED ONLY BY CONTINUING EMPLOYMENT BY OR CONSULTING SERVICES TO THE COMPANY OR ANY OF ITS SUBISIDIARIES (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). OPTIONEE UNDERSTANDS THAT NOTHING IN THIS AGREEMENT OR THE PLAN CONFERS UPON OPTIONEE ANY RIGHT TO CONTINUATION OF EMPLOYMENT BY THE COMPANY OR ANY OF ITS SUBSIDIARIES. Optionee's Initials: ______

                                    EXHIBIT A

                       NOTICE OF EXERCISE OF STOCK OPTION

TO:      PMC-Sierra, Inc.

FROM:
         --------------------------------------------

DATE:
         --------------------------------------------

RE:      Exercise of Stock Option


I hereby exercise my option to purchase _________ shares of Common Stock at $____________ per share (total exercise price of $__________________), effective today's date. This notice is given in accordance with the terms of my Stock Option Agreement dated ____________, 20__. The option price and vested amount is in accordance with Section I of the Stock Option Agreement.

The undersigned confirms the representations made in Sections 7, 8 and 9 of the Stock Option Agreement.

o Please issue shares in stock certificate form in the following name(s):

        _____________________________________________________

        _____________________________________________________


o Please electronically transfer the shares exercised as follows:

         Broker Name:  ______________________________________

         Broker Contact Number:   ___________________________

         Account Number: ____________________________________

[NOTE: If the stock is to be registered in a name other than your name, please so advise the Company. The Stock Option Agreement requires the Company's approval for registration in a name other than your name and requires certain agreements from any joint owner.]



                                            Sincerely,

                                            ____________________________
                                            (Signature)

                                            ____________________________
                                            (Print or Type Name)

Letter and consideration
received on _____________, 20__.
By:_____________________________



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